Exhibit 4.15

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SUPPLY AGREEMENT

REFERENCE ***

between

***

and

SUMMIT AVIATION SUPPLY

for

***’S AIRCRAFT PROGRAMS

RELATING TO

“***”

FOR THE ALL *** PROGRAMS

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SUPPLY AGREEMENT REFERENCE ***

This Supply Agreement, effective as of ***, ***, ***, is made and entered into by and between ***, a corporation existing under the laws of the ***, having its principal place of business at *** (“***”), and Summit Aviation Supply, a company existing under the laws of New Jersey, United States of America having its principal place of business at 1008 Teaneck Road, Teaneck, N.J. U.S, is in regard to the supply of certain aeronautical products for ***’s aircraft programs.

RECITALS

WHEREAS, *** is an aircraft manufacturer, and is in the business of designing, manufacturing and selling aircraft and aircraft parts;

WHEREAS, *** issued a request for proposal inviting bidders to submit proposals for the supply of certain electrical hardware to support *** aircraft programs (“Programs”);

WHEREAS, Supplier sent *** a proposal indicating Supplier’s desire to participate in such Programs;

WHEREAS, Supplier shall provide certain electrical hardware, as more specifically described herein, to *** and to third parties expressly indicated by *** (***);

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for good and valuable consideration which is acknowledged by each Party hereto, the Parties hereto agree as follows:

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TABLE OF CONTENTS

PART 1 – DEFINITIONS AND EXHIBITS
1.1	Definitions
1.2	Exhibits

PART 2 – OBJECT OF AGREEMENT
2.1	Subject of Agreement
2.2	***
2.3	***

PART 3 – PRICES AND PAYMENT
3.1	General Terms
3.2	Adjustment
3.3	***
3.4	***
3.5	Payment

PART 4 – PURCHASE ORDERS, DELIVERY AND ACCEPTANCE
4.1	Purchase Orders
4.2	Delivery
4.3	Acceptance and Rejection
4.4	Return

PART 5 – TECHNICAL REQUIREMENTS
5.1	Technical Specifications
5.2	Interchangeability
5.3	***
5.4	***

PART 6 – QUALITY ASSURANCE
6.1	Quality Requirements
6.2	Source Inspection

PART 7 – FURTHER OPERATIONAL PROCEDURES
7.1	***
7.2	Subcontracting
7.3	Program Surveillance
7.4	Procurement Offset Credits
7.5	***
7.6	***

PART 8 – SUSPENSION, TERMINATION, *** AND ***
8.1	Suspension
8.2	***
8.3	***
8.4	***
8.5	Right to Set Off
8.6	***

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PART 9 – MISCELLANEOUS
9.1	***
9.2	Supplier Representations
9.3	***
9.4	***
9.5	***
9.6	Insurance
9.7	***
9.8	Publicity
9.9	Customer Contact
9.10	Taxes and Duties
9.11	Survival
9.12	Amendment
9.13	Assignment
9.14	Compliance With Laws
9.15	Headings
9.16	Severability
9.17	Export Control
9.18	Nonwaiver
9.19	Applicable Law
9.20	Dispute Resolution
9.21	Remedies not Exclusive
9.22	Independent Contractors
9.23	Changes to Supplier Ownership or Affiliation
9.24	Notices, Requests and Language
9.25	Term of Agreement
9.26	Entire Agreement

Exhibits

Exhibit A	***
Exhibit B	***
Exhibit C	***
Exhibit D	***
Exhibit E	***
Exhibit F	***
Exhibit G	***

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PART 1 – DEFINITIONS AND EXHIBITS

1.1	Definitions

For purposes of this Agreement, the following terms shall be defined as set forth below. As required by the context, defined terms expressed in the singular form shall be deemed to refer to the plural form and vice versa. The words “Clause”, “Paragraph”, “Article”, “Section”, “Exhibit” and like references are references to this Agreement, unless otherwise specified. Any references herein to this Agreement or to any other agreement, exhibit, instrument or document will include any and all amendments, modifications, supplements or substitutions that may be made from time to time to this Agreement or to any such agreement, exhibit, instrument or document, all as permitted by this Agreement, unless otherwise specified.

1.1.1	“Agreement”, “hereof”, “hereto”, “herein” and similar terms shall mean and/or refer to this Supply Agreement and its respective Exhibits and other documents attached to this Supply Agreement, as well as all amendments, modifications and supplements hereto;

1.1.2	"Aircraft" shall mean the aircraft which are or will be designed and manufactured by ***.

1.1.3	“Airworthiness Authorities” shall mean the ***, EASA (European Aviation Safety Agency), FAA (United States Federal Aviation Administration) or such other airworthiness authority by which the Products may be certified, pursuant to the Technical Specification;

1.1.4	“AOG” shall mean “Aircraft on Ground”, and that such Aircraft is unable to continue or be returned to service until appropriate action is taken;

1.1.5	“Agreement”, “hereof”, “hereto”, “herein” and similar terms shall mean and/or refer to this Supply Agreement and its respective Exhibits and other documents attached to this Supply Agreement, as well as all amendments, modifications and supplements hereto;

1.1.6	“Aircraft” shall mean any and all aircraft designed and manufactured, or to be designed and manufactured, by *** ;

1.1.7	***;

1.1.8	***;

1.1.9	"Critical Order" shall mean a Purchase Order placed on an urgent basis to prevent the occurrence of an AOG;

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1.1.10	"Customer" shall mean any owner, lessee or operator of an Aircraft, or an appointee of such owner, lessee or operator;

1.1.11	*** ;

1.1.12	"***'s Logistics Provider" shall mean the logistics service provider contracted by *** for the transport of all Products;

1.1.13	"Exhibit" shall mean those documents, individually or jointly, as listed in Section 1.2 hereof;

1.1.14	***;

1.1.15	"Parties" shall mean *** and Supplier, taken collectively;

1.1.16	"Party" shall mean each of *** and Supplier, individually;

1.1.17	“Price” shall mean the total amount paid by *** to Supplier in accordance with Section *** of this Agreement;

1.1.18	“Product” shall mean all goods, including pieces, parts and components (if applicable) thereof for the Aircraft to be provided by Supplier under this Agreement, as further described in Exhibit *** attached hereto as may be amended from time to time and shall include those goods provided by the Supplier under this Agreement which are intended for ***’s use, Customer’s use, or for sale as spare parts or production replacements;

1.1.19	“Program” shall mean all activities related to the design, development, certification, manufacturing, sales and after-sales support of an Aircraft including, but not limited to Customer Support;

1.1.20	“Proprietary Information” shall mean all information or data, whether or not marked or otherwise specified as proprietary or confidential, related to the Program which concerns a Party’s technology, trade secrets, know-how, existing or future products or financial or corporate information. This information may include, but is not limited to, information relating to: inventions, computer software programming and technology, research, development of new products, engineering, manufacturing processes, purchasing data, make-or-buy plans, business plans, accounting, marketing, sales or pricing data. Such information or data may be contained in materials such as drawings, designs, engineering releases, tools, master tools, models, samples, databases, datasets, specifications, algorithms, manuals, reports, compilations, research, patent applications, computer programs, machine-readable data (such as electronic files) and marketing and financial information and plans, and any information derived or compiled in whole or in part therefrom. Such information and data includes but is not limited to information received by a Party which the Party is obligated, contractually or otherwise, to hold in confidence;

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1.1.21	“Purchase Order” shall mean any purchase order issued by *** to Supplier, for supply of Products in accordance with this Agreement;

1.1.22	***;

1.1.23	“Shipset” shall mean the necessary quantity of a group of Products to be utilized on the production/assembly of one Aircraft.

1.1.24	“Stop Work Notice” shall mean the notice *** is entitled to give to Supplier pursuant to Section 8.1 herein;

1.1.25	“Subcontractor” shall mean any manufacturer and/or supplier, excluding Supplier, which manufactures and/or supplies any portion or part of the Products, pursuant to the instructions and/or contract of Supplier;

1.1.26	"Supplier" shall mean SUMMIT AVIATION SUPPLY

1.1.27	***;

1.1.28	“Technical Specification” shall mean the Product technical requirements necessary for Supplier to design and/or manufacture the Product.

1.2	Exhibits

Exhibit A	***
Exhibit B	***
Exhibit C	***
Exhibit D	***
Exhibit E	***
Exhibit F	***
Exhibit G	***

In the event any conflict exists between the terms and conditions set forth in the Exhibits hereto and those terms and conditions set forth in this Agreement, the terms and conditions of this Agreement shall prevail. A conflict shall not be deemed to exist when this Agreement and an Exhibit hereto address different or specific situations or activities.

PART 2 – OBJECT OF AGREEMENT

2.1	Subject of Agreement

According to the terms and conditions of this Agreement, Supplier agrees to manufacture, test, supply, ship and provide logistic support to the Products for use or installation into an Aircraft or an Aircraft part.

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*** does not guarantee to Supplier: (i) any minimum amounts of Products to be purchased by ***; (ii) any minimum amount of Products to be purchased by *** in any Purchase Order; (iii) any minimum amount of money to be paid by *** pursuant to this Agreement; (iv) any constant or fixed number of Purchase Orders to be placed by *** with Supplier in any given period of time; and/or (v) the use of Products in any of its Customer programs. No financial obligation of *** to pay any amount of money to Supplier will arise before the delivery of conforming Products following the issuance of a valid Purchase Order, according to the terms and conditions of this Agreement, and the placement of Purchase Orders by *** will be within ***’s sole discretion. The parties agree that ***, at any time during the life of this Agreement and in its sole discretion, may purchase similar or comparable products and/or services from other suppliers.

Supplier agrees to supply Products to any ***’s subsidiary, branch or affiliate company, with no restrictions, under the same terms and conditions set forth hereunder through solely the placement of the Purchase Order as provided in Section 4.1 herein below.

2.2	***

***

2.3	***

***

PART 3 – PRICES AND PAYMENT

3.1	General Terms

All prices and payments referred to in this Agreement are set forth in *** (***). ***

The Price of the Products is set forth in the Exhibit *** to this Agreement.

All Prices set forth in this Agreement *** and/or in accordance with this Agreement and with the Purchase Orders.

***

***

3.2	Adjustment

***

3.3	***

***

3.4	***

***

3.5	Payment

***

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PART 4 – PURCHASE ORDERS, DELIVERY AND ACCEPTANCE

4.1	Purchase Orders

4.1.1	General

***

4.1.2	Purchase Orders Standard Lead Time

***

4.1.3	***

***

4.1.4	***

***

4.2	Delivery

4.2.1	General

Supplier shall deliver the Products on the dates set forth in the Purchase Orders, ***, in the *** condition, according to ICC’s INCOTERMS 2000, ***. Supplier will comply with the provisions of *** set forth in Exhibit ***.

Supplier shall deliver any Product required to be delivered pursuant to this Agreement and necessary for ***, ***, ***, ***, and *** condition set forth in the preceding paragraph.

4.2.2	Procedures

***

4.2.3	Packing and Shipping

***

4.3	Acceptance and Rejection

***

4.4	Return

***

PART 5 – TECHNICAL REQUIREMENTS

5.1	Technical Specifications

Products are based on Technical Specifications, which may be standard of the market or issued by Supplier or by ***, as set forth in Exhibit ***.

***

***

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5.2	Interchangeability

Supplier agrees to maintain its Products competitive in the marketplace and to use the most appropriate techniques and technologies available in the industry.

Supplier shall ensure that any improvement or upgrade of the Products is fully interchangeable (same fit, form and function) with former versions of the Products, unless otherwise previously and specifically agreed in writing by ***.

Even if an improvement or upgrade of the Product does not affect the form, fit, function and/or part number of the Product, Supplier shall submit information on such improvement or up grade to ***’s approval, within *** (***) *** before such modification, detailing the technical differences with the current Products. Supplier shall make all efforts to provide information necessary to *** analyses and approvals (including, but not limited to, qualification tests reports and audits).

5.3	***

***

5.3.1	***

***

5.4	***

***

PART 6 – Quality Requirements

6.1	Quality Requirements

Supplier shall comply with ***’s quality requirements (“Quality Requirements”) made available through ***. For informational purposes only, such Quality Requirements are attached hereto as Exhibit ***.

***

***

***

6.2	Source Inspection

At any time, *** may, at its sole discretion, elect to inspect Products, Spare Parts, Technical Publications and/or processes related to commercial, engineering, quality and material processing control relating to Supplier’s performance under this Agreement at source, including all Product packing and accompanying documentation at the delivery point, by providing Supplier with a prior written notice at least *** (***) *** before the date of the intended inspection.

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Supplier agrees that the Airworthiness Authority representatives shall be entitled to inspect and evaluate Supplier including, but not limited to, Supplier’s facilities, systems, data, equipment, personnel, testing and all work-in-process and completed work.

Supplier shall cause its Subcontractors to authorize *** and/or Airworthiness Authority to conduct such inspections on the same basis.

Supplier shall be responsible for the payment or reimbursement to ***, as the case may be, of any and all costs and expenses incurred by *** in connection with source inspections and any other actions that may be necessary, at ***’s discretion, as a result of Supplier’s recurring non-compliance with the terms of this Section 6, including costs incurred by *** with air ticket and lodging to carried out inspection arising out of Supplier’s non-compliance.

PART 7 – FURTHER OPERATIONAL PROCEDURES

7.1	***

***

7.1.1	***

***

7.2	Subcontracting

*** may, at any time during the performance of this Agreement, review Supplier’s make-or-buy plan and source selection for Products and/or tooling considered critical by *** because of process requirements or manufacturing complexity, and veto Subcontractors.

Supplier agrees that it shall not subcontract any other aircraft manufacturer or respective subsidiaries, branches or affiliated companies for the performance of this Agreement.

Supplier is responsible for its supply chain process, including, but not limited to its suppliers manufacturing process.

7.3	Program Surveillance

Subject to Section 6.2, Supplier hereby grants, and shall cause Subcontractors to grant, to *** and Customers the right to visit the Supplier or Subcontractors’ facilities during operating hours to review progress and performance of production, schedule, cost, quality and protection of ***’s Proprietary Information. Supplier agrees and shall cause Subcontractors to agree that any *** or Customer authorized representative shall be allowed access to all areas used for the performance of this Agreement. Such access shall be subject to the regulations of any governmental agency regarding admissibility and movement of personnel on Supplier’s or Subcontractors’ premises.

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Each Party (the “Indemnifying Party”) hereby agrees to indemnify and hold the other Party and the other Party’s officers, employees and agents (collectively the “Indemnified Party”), harmless from and against all actions, claims, demands, liability, losses, costs and expenses (including the reasonable costs of defending and the actual costs of settling any action, claim or demand) for personal injury, death or property loss which may be brought or made against or suffered or incurred by the Indemnified Party, solely caused by the Indemnifying Party’s representatives while upon the Indemnified Party’s property and while carrying out their activities under the Program.

7.4	Procurement Offset Credits

With respect to work covered by this Agreement, Supplier agrees to use its best reasonable efforts to cooperate with *** in the fulfillment of any offset obligation that *** may have accepted as a condition for the sale of any Product or Aircraft.

7.5	***

***

7.5.1	***

***

7.5.2	***

***

7.6	***

***

PART 8 – SUSPENSION, TERMINATION, ***, AND ***

8.1	Suspension

*** may at any time, by written notice to Supplier (a “Stop Work Notice”), require Supplier to stop all or any part of the work called for by this Agreement. Upon receipt of a Stop Work Notice, Supplier shall promptly comply with its terms and take all reasonable steps to minimize the costs arising from the work covered by the Stop Work Notice. Within the period specified in the Stop Work Notice, *** shall either (i) cancel the Stop Work Notice or (ii) terminate this Agreement in whole or part, or (iii) cancel the work covered by the Stop Work Notice. In the event *** cancels the Stop Work Notice Supplier shall promptly resume work in accordance with the terms of this Agreement.

8.2	***

8.2.1	General Terms

***

In the case of a total termination, Supplier shall immediately upon said termination stop all work in any way related to this Agreement and return to *** any and all equipment, and documentation, technical or not, including, but not limited to Proprietary Information, drawings and blueprints which are the property of ***.

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Within *** (***) *** of the effective date of the Termination Notice, each Party hereto shall issue to the other a termination statement (“Termination Statement”). Any Termination Statement, whether from *** or Supplier, shall contain sufficient details, verifiable by third party audit, to support the amount being claimed. Supplier’s Subcontractors shall not submit termination claims directly to ***.

8.2.2	Payments

***

8.2.3	***

***

8.3	***

***

8.4	***

***

8.5	Right to Set-Off

Notwithstanding the foregoing and without prejudice to other rights and remedies, *** will have the right, at its option, to set off any amounts due by *** to Supplier against any amounts due by Supplier to ***, including but not limited to damages recoverable by ***.

8.6	***

***

8.6.1	***

***

8.6.2	***

***

8.6.3	***

***

8.6.4	***

***

PART 9 – Miscellaneous

9.1	***

***

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9.2	Supplier Representations

Supplier represents that it is fully competent and maintains adequate resources to perform all the work required for providing the Products in accordance with the terms of this Agreement. *** and Customers are entitled to rely upon Supplier as an expert. Supplier hereby further represents that all requirements of the Airworthiness Authorities, in regard to the Products have been or shall timely be complied with by Supplier. Such representations in this Section shall survive *** (***) *** following the termination of this Agreement.

9.3	***

***

9.4	***

***

9.5	***

***

9.5.1	Intellectual Property Infringement Indemnification

Supplier hereby indemnifies, and shall defend and hold harmless *** and all of ***’s subsidiaries and all officers, agents and employees of *** and any Customer from and against all claims, suits, actions, awards, judgments, settlements (including, but not limited to, awards based on intentional infringement of patents or copyrights known to Supplier), liabilities, damages, costs and attorney’s fees related to the actual or alleged infringement of any intellectual property rights as defined by ***, United States or other nation’s intellectual property laws arising out of the manufacture, sale or use of Products, technical publications or services by either Supplier, *** or any Customer.

*** and/or any Customer shall duly notify Supplier of any such claim, suit or action, and Supplier agrees to, at its own expense, fully defend such claim, suit or action on behalf of *** and all of ***’s subsidiaries and all officers, agents and employees of *** and/or any Customer, provided, however, that Supplier shall keep *** well-informed with respect to any and all actions to be taken by Supplier; *** shall have the right to interfere in such actions whenever *** believes that such action may prejudice itself; and Supplier shall not settle, compromise or discharge, or admit any liability with respect to, any such claim without the prior written consent of ***.

Notwithstanding the foregoing, Supplier shall have no obligation under this Agreement with regard to any infringement arising from: (i) Supplier’s compliance with formal specifications issued by *** where infringement could not be avoided in complying with such specifications or (ii) use or sale of Products in combination with other items when such infringement would not have occurred from the use or sale of those Products solely for the purpose for which they were designed and sold by Supplier.

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9.6	Insurance

Supplier hereby represents that: Supplier has and agrees to maintain comprehensive Products liability and Grounding coverage through a rated insurance company for the amount of *** per occurrence; and (ii) Supplier will cause Supplier’s main supplier in terms of Product part numbers described in the Exhibit *** of this Agreement (***) will maintain comprehensive Products liability and Grounding coverage through a rated insurance company for the amount of *** per occurrence, both throughout the term of this Agreement. Supplier shall also maintain *** Insurance, covering incidents, risks and other situations, as it might be required by law or agreed upon between the Parties.

The insurance policies shall in all cases be in form and amounts above mentioned, and issued by insurance companies of reasonably known capacity reasonably known capacity, satisfactory to ***, which will not unreasonably refuse its approval. In the event ***’s insurance company requires an increase in such amounts, Supplier and *** will mutually agree on the amount in good faith.

*** may request, at any time during this Agreement, copies of the above mentioned policies and/or material evidence that the insurance coverage’s are in full force end effect.

9.7	***

***

9.8	Publicity

No information relating to the subject matter of this Agreement including, without limitation, news releases, photographs, films, advertisements, public announcements and denials or confirmations of such public announcements, shall be disclosed or otherwise made available by Supplier to any third party without ***’s prior written consent. Supplier agrees to reasonably assist in advertising campaigns and promotion for the Aircraft as directed by ***. Without prejudice to the terms of this section 9.8, *** agrees that Supplier can announce the execution of this Agreement.

9.9	Customer Contact

*** is the only responsible for all contact with Customers regarding the Program and the Aircraft, as well as any other *** model aircraft programs. Supplier shall not make any contact with actual or potential Customers on the subject of the Program or without ***’s prior written consent; and Supplier shall respond to any inquiry from actual or potential Customers regarding the Program and the Aircraft by requesting that the inquiry be directed to ***. Supplier shall, concurrently with such response, advise *** of such inquiry.

9.10	Taxes and Duties

Each Party will be responsible for all taxes, fees, levies, imposts, penalties, excises, surcharges and import and export charges and other duties imposed by any governmental authority or subdivision thereof which may be assessed against or incurred by such Party as a result of its performance under this Agreement; provided, however, that Supplier agrees to pay and be responsible for, and to hold *** harmless, on an after-tax basis, from:

(i)     All taxes, fees and duties associated with the manufacture of Products and passage of title and delivery of said Products to ***, except that Supplier shall not be responsible for any customs duties, tariffs or sales or use taxes assessed in *** in regard to any Product for which *** has accepted title other than those duties which may be assessed pursuant to the item (ii) below; and

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(ii)     All taxes, fees and duties on any property furnished by *** to Supplier including but not limited to data, information, materials, parts or tools, and Supplier agrees to, when required by the property owner in a timely manner, declare, file, register and/or pay all such taxes on behalf of *** and keep *** informed of all such activities and provide supporting documentation as requested.

(iii)     In any case in which a penalty, tax, fee, duty, impost, levy, excise, surcharge or import / export charge is charged or claimed against *** by the *** customs or other competent authorities due to the non-compliance by Supplier with ***’s Shipping Policy, Supplier shall reimburse *** the corresponding values so charged or claimed against ***.

9.10.1	Labor Taxes

Each Party shall be responsible for all tax reports and tax payments and for the payment of social welfare contributions and compliance with all social welfare or other applicable regulations required to be made or discharged by employers under the laws of the other Party’s central or local government, where applicable, with respect to its employees stationed at the other Party’s locations.

9.11	Survival

Without limiting any other survival provision contained herein and notwithstanding any other provision of this Agreement to the contrary, the representations, covenants, agreements and obligations of the Parties set forth in this Agreement, shall survive any cancellation, termination, expiration and/or any assignment of this Agreement, or of any payment and performance of any or all of the other obligations of the Parties hereunder, including those obligations contained in the following provisions: (i) Applicable Law, (ii) Assignment, (iii) Compliance with Laws, (iv) Dispute Resolution, (v) Export Control Compliance, (vi) Independent Contractor’s, (vii) Indemnification, (viii) Intellectual Property, (ix) Intellectual Property Infringement Indemnification, (x) Insurance, (xi) Nonwaiver, (xii) Proprietary Information, (xiii) Remedies, (xiv) Remedies Not Exclusive, (xv) Severability, (xvi) Supplier Representations, (xvii) Restrictions, (xiii) Surplus Products, (xix) Survival of Warranties, (xx) Survival and (xxi) Obsolescence.

9.12	Amendment

This Agreement may only be altered, amended or supplemented by a written instrument executed by the Parties, except where otherwise provided herein.

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9.13	Assignment

Neither Party shall assign any of its rights hereunder, including, without limitation, rights to monies due or to become due hereunder, or delegate any of its duties hereunder without the prior written consent of the other.

9.14	Compliance With Laws

Each Party shall be responsible for complying with all laws, including, but not limited to, any statute, rule, regulation, judgment, decree, order or permit applicable to its performance under this Agreement and agrees to indemnify and to hold harmless the other Party from any failure by the former to comply with any provisions of such laws. Each Party further agrees (i) to notify the other of any obligation under this Agreement which is or may become prohibited under applicable law, at the earliest opportunity but in all events, where applicable, sufficiently in advance of the former’s performance of such obligation so as to enable the other to identify alternative methods of performance that will comply with applicable law, (ii) to notify the other at the earliest possible opportunity if the former’s performance of any aspect of its obligations under the Agreement will subject the other to liability under applicable laws, and (iii) to notify the other at the earliest possible opportunity of any aspect of the former’s performance which becomes or which the former reasonably believes will become subject to additional regulation after the date of execution of this Agreement.

9.15	Headings

Headings used in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.16	Severability

If any provision in this Agreement is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

9.17	Export Control

9.17.1 Supplier represents and warrants that it will comply with all applicable laws related to the export, re-export and transfer of the Product and its associated software and technology under this Agreement. Without limiting the generality of the foregoing, Supplier further represents and warrants that:

    a)        it shall ensure that any Product and its associated software and technology that is subject to the jurisdiction of the United States Export Administration Regulations (“EAR”), the International Traffic In Arms Regulations (“ITAR”), or other applicable export control or economic sanctions laws, is not (i) exported, transferred or released from the United States or by United States persons or (ii) exported, re-exported, transferred or released from countries other than the United States, without first complying with all requirements of the EAR, ITAR, or other applicable export control or economic sanctions laws including the requirement for obtaining an export license, if applicable;

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

    b)        it will timely inform *** in writing and in good faith of the existence and nature of any restriction that the government of Supplier’s country and/or the government of the United States imposes or may impose on the export, re-export, transfer or release of the Product and its associated software and technology.

9.17.2 Upon execution of this Agreement, and at anytime upon ***’s request, Supplier shall deliver the Product export control classification sheet attached hereto as Exhibit ***, completed and signed by a duly authorized officer of Supplier. Supplier shall also submit the Product export control classification sheet to *** immediately following any changes to the information previously provided.

9.17.3 If an export license is required for the export, re-export, transfer, or release of any Product and associated software and technology supplied under this Agreement, Supplier shall timely obtain such license and shall provide *** with copies of the license, license application, and related export control documentation (transmittal letter, etc). Denial of a license will only be construed as excusable delay under this Agreement if the license is denied for reasons not attributable to Supplier and after Supplier has demonstrated to ***’s satisfaction that (a) Supplier filed with the proper governmental authorities the license application and documents in support of the license application pursuant to the applicable laws and regulations, including a comprehensive and complete letter to the relevant governmental agency explaining the details of the export, re-export, transfer, or release and (b) Supplier used its best efforts to obtain approval of the license application. *** may, in its sole discretion, request a legal opinion from Supplier’s counsel, acceptable to *** and at Supplier’s expense, confirming that Supplier has complied with the above. Denials of licenses in all other circumstances will not be construed as excusable delay.

9.17.4 Supplier shall immediately notify *** if Supplier is, or becomes, listed on any U.S. or other government list of restricted or prohibited persons, or if Supplier’s export privileges are otherwise denied, suspended or revoked in whole or in part by any government entity or agency.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

9.18	Nonwaiver

No failure on the part of either Party in exercising any right or remedy hereunder, or as provided by law or in equity, shall impair, prejudice or constitute a waiver of any such right or remedy, or shall be construed as a waiver of any event of default or as acquiescence therein. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No acceptance of partial payment or performance of any of Supplier’s or ***’s obligations hereunder shall constitute a waiver of any event of default or a waiver or release of payment or performance in full by Supplier or *** of any such obligation.

9.19	Applicable Law

This Agreement shall be subject to and governed by the laws of the United States and the State of New York, excluding their choice-of-law principles (other than section 5-1401 and 5-1402 of the New York General Obligations Law). The United Nations Convention on Contracts for the International Sale of Goods, 1980, and any successor thereto, will not apply. Any suit must be brought to the arbitration panel mentioned in Section 8.20, and the Parties irrevocably consent to personal and exclusive jurisdiction and forum of, and agree to be bound by any arbitration award rendered by these arbitrators.

9.20	Dispute Resolution

*** and Supplier hereby agree to attempt to resolve through negotiation any and all disputes between *** and Supplier, arising out of or in connection with this Agreement or its performance, including, but not limited to, any questions regarding the existence, validity or termination hereof. At any time, however, if a Party decides not to pursue negotiations any longer, said dispute shall be finally settled by binding arbitration. If arbitration is so initiated, it will be conducted in the English language, will take place in New York, USA and will be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce of Paris, as they may be modified by this Section (the “Rules”), by three arbitrators appointed in accordance with said Rules. Arbitrators must have experience in deciding complex commercial cases, and should preferably have aircraft industry background.

9.21	Remedies not Exclusive

The rights and remedies set forth in this Agreement are not exclusive, except in case the remedy is indicated herein as exclusive, and nothing contained in this Agreement shall be deemed to diminish or eliminate any right or remedy which *** may have at law or in equity.

9.22	Independent Contractors

The relationship between *** and Supplier shall be that of independent contractors and not of an agent for or partner of the other for any purpose whatsoever. Neither Party shall represent itself as the agent or legal partner of the other Party or do any act or thing which might result in other persons believing that it has authority to contract or in any other way to enter in commitments on behalf of the other.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

9.23	Changes to Supplier Ownership or Affiliation

If at any time Supplier becomes owned or controlled by or merges with any person or entity which competes with *** aircraft or enters into a substantial risk sharing arrangement which risk sharing arrangement is involved in a undertaking which competes with *** aircraft, Supplier shall notify *** in advance, and *** may terminate this Agreement by providing written notice to Supplier. Further, in the event that transfer of de facto control, or of a material part, of Supplier’s business to a third party is contemplated, Supplier shall give timely notice to ***, but no less than within *** (***) *** prior to any such transfer or, in the event Supplier does not have knowledge of such transfer prior to its occurrence, Supplier agrees to give notice to *** within *** (***) *** after said occurrence. Upon such notification, *** may, at its sole discretion, renegotiate with Supplier mutually acceptable terms to continue this Agreement or terminate this Agreement without any liability to ***, other than the payment by each party of the amounts specified in Section 8.2 of this Agreement.

9.24	Notices, Requests and Language

All notices and requests in connection with this Agreement shall be given in English and in writing and may be given by airmail, facsimile or any other customary means of communication to the contract administrators of the Program that each Party shall indicate to the other at the appropriate time.

The effective date of any notice or request given in connection with this Agreement shall be *** (***) *** after the receipt by the addressee.

The language of this Agreement and all other documents in any way relating to this Agreement is the English language. In the event this Agreement or any other document in any way relating to this Agreement is translated into another language or is issued in more than one language, the version which shall prevail for all purposes whatsoever is the version written in the English language.

9.25	Term of Agreement

Unless earlier terminated in accordance with the provisions of this Agreement, or renewed by written agreement of the Parties prior to the expiration this Agreement shall be valid and effective between the Parties until December 31st, 2012, and at ***’s discretion may be renewed for additional periods of *** (***) ***. *** shall formalize to Supplier, at least *** *** prior to the end of the Agreement, intention to extend such Agreement for an additional *** *** period.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

9.26	Entire Agreement

This Agreement, including all attachments hereto, constitutes the final, complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Furthermore, the terms and conditions contained in this Agreement do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not relation to the subject matter hereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers, and to be effective as of the day and year first above written.

*** *** —————————————— Name: *** Title: ***	Summit Aviation Supply /s/ Andrew Levi —————————————— Name: Andrew Levi Title: President

*** —————————————— Name: *** Title: ***	/s/ Paul Cooperman —————————————— Name: Paul Cooperman Title: Manager

WITNESSES

*** —————————————— Name: *** ID: ***	—————————————— Name: ID: